UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2010 (June 25, 2010)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza, Suite 600
Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 25, 2010, Buckeye Energy Services LLC (“BES”), which is an indirect wholly-owned subsidiary of Buckeye Partners, L.P., amended and restated its credit facility as described in Item 2.03 of this report. The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On May 20, 2008, Farm & Home Oil Company LLC (“Farm & Home”) and BES entered into a Credit Agreement (the “Existing Credit Agreement”) with BNP Paribas, as Administrative Agent, Collateral Agent, and Lead Arranger and the other lenders from time to time party thereto. Pursuant to the terms of the Existing Credit Agreement, BES exercised its accordion feature thereunder and requested increases in the total commitments available to it. Such increases were successfully syndicated bringing the total available commitments under the Existing Credit Agreement to $250,000,000.
     On June 25, 2010, BES entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with BNP Paribas, as Administrative Agent, Collateral Agent, and Lead Arranger and the other lenders from time to time party thereto (the “Lenders”). The Credit Agreement provides for borrowings available to BES up to $500,000,000 under a senior secured revolving credit facility (the “Facility”). However, the commitments under the Facility immediately after closing will be $350,000,000. An accordion feature provides BES the ability to increase the commitments to $500,000,000, subject to obtaining the requisite commitments and satisfying other customary conditions. In addition to the accordion, subject to the Borrower’s satisfaction of certain financial covenants as set forth in the table of financial covenants below, the Borrower from time to time may elect to increase or decrease the maximum amount available for borrowing under the Facility, referred to as the Facility’s Maximum Sub-Limit, in $5,000,000 increments, but in no event below $150,000,000 or above $500,000,000. Adjusting the Maximum Sub-Limit affects, inter alia, various sub-limits and financial covenants as shown in the tables below in this report. Borrowings under the Facility may be used by the Borrower to finance the general working capital requirements of the Borrower, such as the purchase, storage, and sale of crude oil, refined petroleum products, biofuels, transmix, ethanol (and related renewable identification numbers associated with the government mandated renewable fuel standards), natural gas liquids, natural gas and any other product or by-product of any of the foregoing. Immediately after entering into the Credit Agreement, the amount of outstanding loans thereunder was approximately $195,000,000.
     The Facility’s maturity date is June 25, 2013. Borrowings under the Facility will bear interest at the Administrative Agent’s Cost of Funds (as defined in the Credit Agreement) plus 2.25%, the Eurodollar Base Rate (as defined in the Credit Agreement) plus 2.25%, or the Prime Rate (as defined in the Credit Agreement) plus 1.25%, based on the election of the applicable Borrower for each interest period. The Facility is secured by liens on certain of the assets of the Borrower, including its inventory, its cash, deposit (other than certain accounts), investment, and hedging accounts, and its receivables and intangibles.
     In addition to revolving credit loans, the Borrower may borrow Daylight Overdraft Loans (as defined in the Credit Agreement) and Swingline Loans (as defined in the Credit Agreement) and may cause letters of credit to be issued under the Facility. Such alternative extensions of credit are subject to certain sublimits, based upon the Maximum Sub-Limit that the Borrower has then elected for the Facility. Such sublimits are set forth in the following table:

	Daylight	364-Day Letters	Swing Line
	Overdraft Loan	of Credit Sub-	Loan Sub-	Subsidiary L/C
Maximum Sub-Limit	Sub-Limit	Limit	Limit	Sub-Limit
$150,000,000	$10,000,000	$15,000,000	$15,000,000	$30,000,000

> $150,000,000 and ≤ $200,000,000	$10,000,000	$20,000,000	$20,000,000	$40,000,000

> $200,000,000 and ≤ $250,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000

> $250,000,000 and ≤ $300,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000

> $300,000,000 and ≤ $350,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000

> $350,000,000 and ≤ $400,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000

> $400,000,000 and ≤ $450,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000

> $450,000,000 and ≤ $500,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000
The Credit Agreement requires the Borrower to meet certain financial covenants, as summarized in the table below:

		Minimum	Maximum
	Minimum Consolidated	Consolidated Net	Consolidated
Maximum Sub-Limit	Tangible Net Worth	Working Capital	Leverage Ratio
$150,000,000	$40,000,000	$30,000,000	7.0:1.00

> $150,000,000 and ≤ $200,000,000	$50,000,000	$40,000,000	7.0:1.00

> $200,000,000 and ≤ $250,000,000	$60,000,000	$50,000,000	7.0:1.00

> $250,000,000 and ≤ $300,000,000	$72,000,000	$60,000,000	7.0:1.00

> $300,000,000 and ≤ $350,000,000	$84,000,000	$70,000,000	7.0:1.00

> $350,000,000 and ≤ $400,000,000	$96,000,000	$80,000,000	7.0:1.00

> $400,000,000 and ≤ $450,000,000	$108,000,000	$90,000,000	7.0:1.00

> $450,000,000 and ≤ $500,000,000	$120,000,000	$100,000,000	7.0:1.00
     The Maximum Consolidated Leverage Ratio is the ratio of the Borrower’s Consolidated Total Liabilities (excluding, subject to limitations, the Borrower’s subordinated indebtedness) to Consolidated Tangible Net Worth (increased, subject to limitations, by the amount of the Borrower’s subordinated indebtedness). The terms Consolidated Tangible Net Worth, Consolidated Net Working Capital, and Consolidated Total Liabilities each are defined in the Credit Agreement. These terms are not defined under generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.
     In addition, the Credit Agreement contains other covenants, including, but not limited to, covenants limiting the Borrower’s and its subsidiaries’ ability to incur additional indebtedness, to create or incur certain liens on its property, to consolidate, merge or transfer assets, to make dividends or distributions, to dispose of property, to make investments, to modify its risk management policy, or to engage in business activities materially different from those presently conducted.
     The Credit Agreement provides that certain customary events, including, but not limited to, a change of control of the Borrower, will be an event of default. During the continuance of an event of default, the Lenders may take a number of actions, including declaring the entire amount then outstanding under the Credit Agreement due and payable.
     The full text of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of June 25, 2010, among Buckeye Energy Services LLC, BNP Paribas and other lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: June 30, 2010

Exhibit Index
Exhibit
10.1	Amended and Restated Credit Agreement, dated as of June 25, 2010, among Buckeye Energy Services LLC, BNP Paribas and other lenders party thereto.